Exhibit 21

Company	Jurisdiction	Ownership interest
Companies Consolidated Line-by-line
In.co. S.p.A.	Italy	100
Lanificio Ermenegildo Zegna e Figli S.p.A.	Italy	100
Ezi S.p.A.	Italy	100
EZ Service S.r.l.	Italy	100
Bonotto S.p.A.	Italy	60
Cappellificio Cervo S.r.l.	Italy	51
Thom Browne Services Italy S.r.l.	Italy	90
Thom Browne Retail Italy S.r.l.	Italy	90
Gruppo Dondi S.p.A.	Italy	65
Tessitura Ubertino S.r.l.	Italy	60
Ezesa Argentina S.A.	Argentina	100
Ermenegildo Zegna Australia PTY LTD	Australia	100
Ermenegildo Zegna H.m.b.H.	Austria	100
Ezesa Brasil Participacoes LTDA	Brazil	100
Ermenegildo Zegna Canada Inc.	Canada	100
Thom Browne Canada	Canada	90
EZ CA Holding Corp.	Canada	100
Investindustrial Acquisition Corp.	Cayman Islands	100
Thom Browne (China) Co., Ltd.*	China	90
Ermenegildo Zegna (China) Co., LTD	China	100
Zegna (China) Enterprise Management Co., Ltd.	China	100
Ermenegildo Zegna Czech S.r.o.	Czech Republic	100
EZ US Holding Inc.	Delaware, United States	100
Thom Browne Inc.	Delaware, United States	90
Zegna Denmark ApS	Denmark	100
Fantasia (London) Limited	England and Wales	100
Thom Browne UK Limited	England and Wales	90
Société de Textiles Astrum France S.à.r.l.	France	100
Thom Browne France Services	France	90
Thom Browne Eyewear France SAS	France	90
Ermenegildo Zegna GmbH	Germany	100
E.Zegna Attica Single Member Societé Anonyme	Greece	100
Ermenegildo Zegna Hong Kong LTD	Hong Kong	100
Ermenegildo Zegna (Macau) LTD	Hong Kong	100
E.Z. Trading (Hong Kong) LTD	Hong Kong	100
Thom Browne (Macau) Limited	Hong Kong	90
Thom Browne Hong Kong Limited	Hong Kong	90
Zegna South Asia Private LTD	India	51
Thom Browne Japan Inc.	Japan	90
Zegna Japan Co., LTD	Japan	100
Thom Browne Korea Ltd.	Korea	90
Ermenegildo Zegna Malaysia Sdn. Bhd.	Malaysia	100
Ermenegildo Zegna S.A. de C.V.	Mexico	100
Ermenegildo Zegna Maroc S.A.R.L.A.U.	Morocco	100
Ermenegildo Zegna Corporation	New York, United States	100
E. Z. New Zealand LTD	New Zealand	100
Ezeti Portugal. S.A.	Portugal	100
Ermenegildo Zegna Far-East Pte LTD	Singapore	100

Company	Jurisdiction	Ownership interest
Ermenegildo Zegna Madrid S.A.	Spain	70
Ezeti S.L.	Spain	100
Italco S.A.	Spain	100
Consitex S.A.	Switzerland	100
Co.Ti. Service S.A.	Switzerland	100
Thom Browne Trading SA	Switzerland	90
Thom Browne Eyewear (T.B.E.) SA	Switzerland	90
E. Z. Thai Holding Ltd	Thailand	49
The Italian Fashion Co. LTD	Thailand	65
Ismaco Amsterdam B.V.	The Netherlands	100
Ermenegildo Zegna Giyim Sanayi ve Tic. A.S.	Turkey	100
ISMACO TEKSTİL LİMİTED ŞİRKETİ	Turkey	100
Ermenegildo Zegna Vietnam LLC	Vietnam	90
Zegna Gulf Trading LLC	United Arab Emirates	49
Zegna for Retail of Readymade and Novelty Clothes W.L.L.	Kuwait	49

Investments at fair value
Acquedotto Piancone S.r.l.	Italy	67

* Formerly known as Tailoring Luxury Co., Ltd.